Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the to the New Fortress Energy LLC 2019 Omnibus Incentive Plan of our report dated August 16, 2018, with respect to the consolidated financial statements of New Fortress Energy Holdings LLC included in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-228339) and related Prospectus of New Fortress Energy LLC dated January 29, 2019.

/s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
February 1, 2019